Exhibit 10.2

AMENDMENT NUMBER THIRTY TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER THIRTY TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 28, 2024 (the “Amendment Thirty Effective Date”) is entered into between PMC FINANCIAL SERVICES GROUP, LLC, a Delaware limited liability company (“Lender”), and REAL GOOD FOODS, LLC, a Delaware limited liability company (“Borrower”), in light of the following:

RECITALS

WHEREAS, Borrower and Lender have previously entered into that certain Loan and Security Agreement, dated as of June 30, 2016, as amended from time to time (the “Agreement”).

WHEREAS, Borrower has requested that Lender increase the Overadvance Amount to $38,000,000.

WHEREAS, Lender has agreed to Borrower’s request subject to the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS. All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is assigned to such term under this Amendment.

2. AMENDMENTS. Effective as of the Amendment Thirty Effective Date (as that term is defined in Section 2.1 of this Amendment), the Agreement is amended as follows:

2.1 Additional Definitions. Section 8 of the Agreement is amended by adding the following definitions in appropriate alphabetical order thereto:

“Amendment Thirty” means that certain Amendment Number Thirty to Loan and Security Agreement, dated as of June 28, 2024, between Lender and Borrower.

“Amendment Thirty Effective Date” shall have the meaning set forth in the preamble to Amendment Thirty.

2.2 Fees on Increase in Overadvance. Section 3 of the Schedule to the Agreement is hereby amended to delete “A Loan Fee of $30,000 (1.0% of the increase in the Maximum Revolver Amount) shall be fully earned on the Amendment Twenty Nine Effective Date and shall be non-refundable.” and insert “A Loan Fee of $25,000 shall be fully earned on the Amendment Thirty Effective Date and shall be non-refundable.” in lieu thereof.

2.3 Increase of Approved Overadvance Loans. Section 1A of the Schedule to the Agreement is hereby amended by deleting “exceed $20,000,000 from the Amendment Twenty Nine Effective Date through the Revolver Maturity Date” and inserting “exceed $38,000,000 from the Amendment Thirty Effective Date through the Revolver Maturity Date” in lieu thereof.

3. CONDITION PRECEDENT AND SUBSEQUENT.

3.1 Condition Precedent. This Amendment shall be effective on the Amendment Thirty Effective Date only upon satisfaction in full of the following conditions precedent:

A.	Lender shall have received a fully executed copy of this Amendment Thirty.

B.	Lender shall have received the $25,000 loan fee set forth in Section 3 of the Schedule to Loan and Security Agreement, as amended by this Amendment.

4. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Lender that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

5. RATIFICATION. Borrower hereby ratifies and affirms its obligations under the Agreement, as amended by this Amendment, and its obligation to repay the Obligations, including any Loans or advances by Lender made on or prior to the date of this Amendment.

6. LIMITED EFFECT. Except for the specific amendments contained in this Amendment, the Agreement shall remain unchanged and in full force and effect.

7. RELEASE BY BORROWER. Borrower, for itself, and for its agents, servants, officers, directors, shareholders, employees, heirs, executors, administrators, successors and assigns, forever release and discharge Lender and its servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Borrower had, now has, or has acquired, individually or jointly, at any time prior to the Amendment Thirty Effective Date, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Borrower which:

7.1 Arise out of the Loan Documents;

7.2 Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or

7.3 Arise out of or in any way are connected with any loss, damage, or injury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Lender or any party acting on behalf of Lender.

8. WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542. Borrower acknowledges that there is a risk that subsequent to the execution of this Amendment it may incur or suffer losses, damages or injuries which are in some way caused by the transactions referred to in the Loan Documents or the Agreement, but which are unknown and unanticipated at the time this Agreement is executed. Borrower does hereby assume the above mentioned risks and agree that this Amendment shall apply to all unknown or unanticipated results of the transactions and occurrences described herein, as well as those known and anticipated, and upon advice of counsel, Borrower does hereby knowingly waive any and all rights and protections under California Civil Code Section 1542 which section has been duly explained and reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

9. LEGAL ADVICE OBTAINED. The advice of legal counsel has been obtained by each party prior to signing this Amendment and each party executes this Amendment voluntarily, with full knowledge of its significance, and with the express intention of effecting the legal consequences provided by Section 1541 of the California Civil Code, namely, the extinguishment of obligations except for the executory provisions of the Agreement as amended by this Amendment.

10. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, including electronically or via .pdf, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of this Amendment by each of the parties hereto.

11. LIABILITY; GOVERNING LAW; JURISDICTION; VENUE; DISPUTE RESOLUTION; WAIVER OF JURY TRIAL. Sections 9.10 (Liability), 9.19 (Governing Law; Jurisdiction; Venue), 9.20 (Dispute Resolution) and 9.21 (Mutual Waiver of Jury Trial) of the Agreement are hereby incorporated by reference, mutatis mutandis.

[signatures are on the following pages]

IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment.

REAL GOOD FOODS, LLC

By: The Real Good Food Company, Inc.
Its: Managing Member

By:	/s/ Bryan Freeman
Name:	Bryan Freeman
Title:	Executive Chairman

Signature Page to Amendment Number Thirty to Loan and Security Agreement

PMC FINANCIAL SERVICES GROUP, LLC

By:	/s/ Walter E. Buttkus, III
Name:	Walter E. Buttkus, III
Title:	President

Signature Page to Amendment Number Thirty to Loan and Security Agreement